Exhibit 99.1

Summary of the Characteristics of the Contracts

Outstanding Principal Balance	$1,500,000,003.03

Minimum	$524.83

Maximum	$169,822.62

Average	$17,436.99

Number of Initial Contracts	86,024

Dealer Direct	3.78

Financed Vehicles

Percentage of New Vehicles	28.81%

Percentage of Pre-Owned Vehicles	71.19%

Percentage of Automobiles	42.48%

Percentage of Light Duty Trucks	57.52%

Percentage of Simple Interest Contracts	99.22%

Percentage of Rule of 78’s Contracts	0.78%

Annual Percentage Rate

Minimum	4.00%

Maximum	35.75%

Weighted Average	11.559%
Remaining Maturities

Minimum (Months)	3

Maximum (Months)	84

Weighted Average (Months)	64.95

Original Maturities

Minimum (Months)	12

Maximum (Months)	84

Weighted Average (Months)	65.97

Percentage over 60 Months	63.87%

Percentage over 72 Months	1.27%

Distribution of Contracts by APR

			Percentage of
		Sum of	Aggregate
	Number of	Principal	Principal
	Contracts	Balances	Balance

4.000% – 4.999%	572	$11,182,210.40	0.75%

5.000% – 5.999%	2,776	57,258,424.93	3.82

6.000% – 6.999%	4,584	95,672,688.11	6.38

7.000% – 7.999%	6,457	134,146,031.38	8.94

8.000% – 8.999%	7,875	159,453,709.62	10.63

9.000% – 9.999%	9,694	188,314,419.92	12.55

10.000% – 10.999%	8,533	159,855,048.84	10.66

11.000% – 11.999%	6,426	117,811,568.66	7.85

12.000% – 12.999%	7,596	130,513,925.14	8.70

13.000% – 13.999%	5,283	87,782,557.17	5.85

14.000% – 14.999%	5,604	88,049,120.23	5.87

15.000% – 15.999%	4,778	71,706,225.89	4.78

16.000% – 16.999%	3,843	54,873,911.87	3.66

17.000% – 17.999%	3,344	46,815,104.55	3.12

18.000% – 18.999%	2,845	35,565,241.40	2.37

19.000% – 19.999%	1,986	23,118,837.36	1.54

20.000% – 20.999%	1,237	13,622,710.28	0.91

21.000% – 21.999%	1,305	12,986,847.02	0.87

22.000% and higher	1,286	11,271,420.26	0.75

Total	86,024	$1,500,000,003.03	100.00%

Geographic Concentration of the Contracts

		Sum of	Percentage of
	Number of	Principal	Aggregate Principal
Dealer State	Contracts	Balances	Balance

California	31,702	$569,325,823.68	37.96%

Washington	5,940	92,814,394.94	6.19

Arizona	4,467	78,318,822.75	5.22

Texas	2,741	53,917,058.83	3.59

Oregon	3,093	50,233,739.72	3.35

Virginia	2,605	50,066,455.30	3.34

Nevada	2,517	44,565,319.76	2.97

Colorado	2,308	39,448,074.74	2.63

Ohio	2,528	39,401,455.45	2.63

New York	2,409	39,209,906.07	2.61

Maryland	1,576	32,786,237.99	2.19

Illinois	1,842	31,832,246.66	2.12

North Carolina	1,827	31,364,254.80	2.09

Idaho	1,894	29,199,809.54	1.95

Georgia	1,433	28,771,732.27	1.92

Florida	1,740	27,797,476.49	1.85

Michigan	1,503	23,806,644.75	1.59

Pennsylvania	1,129	19,758,287.68	1.32

Utah	1,112	18,758,009.34	1.25

South Carolina	1,034	18,730,439.61	1.25

Tennessee	1,008	17,383,684.47	1.16

Massachusetts	949	17,264,705.68	1.15

Missouri	1,156	16,921,563.35	1.13

New Jersey	831	15,049,835.57	1.00

Wisconsin	892	14,836,932.94	0.99

Minnesota	873	14,401,130.16	0.96

New Mexico	737	13,082,632.56	0.87

Kentucky	522	8,620,940.47	0.57

Indiana	511	8,133,195.44	0.54

Delaware	416	8,032,883.69	0.54

New Hampshire	456	7,980,784.68	0.53

Connecticut	498	7,750,729.90	0.52

Alabama	390	7,503,369.52	0.50

Kansas	306	4,696,244.93	0.31

Iowa	230	3,533,470.80	0.24

Wyoming	152	2,818,155.59	0.19

Oklahoma	124	2,301,929.17	0.15

Nebraska	121	1,965,081.44	0.13

Rhode Island	100	1,783,405.29	0.12

Mississippi	108	1,753,284.52	0.12

Montana	63	1,157,119.73	0.08

Maine	58	949,494.86	0.06

South Dakota	49	857,824.50	0.06

Vermont	45	752,591.50	0.05

West Virginia	29	362,731.90	0.02

Total	86,024	$1,500,000,003.03	100.00%